Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

TechTarget, Inc.

Newton, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-181187 and 333-200080) and Form S-8 (No. 333-145785, 333-202051 and 333-219351) of TechTarget, Inc. of our report dated March 12, 2019, relating to the consolidated financial statements for the year ended December 31, 2018, which appears in this Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 1, 2021